CEN HOLDINGS, INC.
c/o TS 2013 LLC
4455 Wagon Trail Avenue
Las Vegas, Nevada 89118-4430

December 30, 2014

Independent Directors of Circle Entertainment Inc.
430 Park Avenue, 6th Floor
New York, New York 10022

Gentlemen:

CEN Holdings, Inc. (“CEN Holdings”), hereby withdraws the expression of intent contained in its letter to you dated December 30, 2013 with respect to taking Circle Entertainment Inc. private and, thus, CEN Holdings’ undertaking in paragraph 9 of the letter to pay, for or on behalf of Circle Entertainment Inc.,  the reasonable fees and expenses described therein shall be of no further force or effect with regard to any such fees and expenses incurred after the date hereof.

Please acknowledge receipt of this letter.

Very truly yours,

CEN HOLDINGS, INC.

By: /s/ Paul C. Kanavos
Name: Paul C. Kanavos
Title: President